Consent of Independent Registered Public Accounting Firm

Board of Directors and Stockholders
First M & F Corporation
Kosciusko, Mississippi

We consent to the incorporation by reference in the registration statements of First M & F Corporation on Form S-8 (Files No. 333-46590, No. 333-76615, No. 333-124050 and No. 333-124844) and Form S-3D (File No. 333-76611) of our report dated March 4, 2009, on our audit of the consolidated statement of condition of First M & F Corporation as of December 31, 2008, and the related consolidated statements of income, comprehensive income, stockholders’ equity and cash flows for the year then ended, which report is included in the December 31, 2008, annual report on Form 10-K of First M & F Corporation.  We also consent to the incorporation by reference of our report dated March 4, 2009, on the effectiveness of internal control over financial reporting of First M & F Corporation as of December 31, 2008, which report is included in the December 31, 2008, annual report on Form 10-K of First M & F Corporation.

/s/ BKD, LLP
Jackson, Mississippi
March 10, 2009